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                                                                    Exhibit 23.2

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Professional Training Services, Inc. (and to all references to our Firm) included in or made a part of this registration statement.

                                                             Arthur Andersen LLP

Boston, Massachusetts

December 28, 2000